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                                  EXHIBIT 10.1

                    AGREEMENT BETWEEN CHOICECARE LONG ISLAND
                                       AND
                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

      AGREEMENT, made as of this 1st day of April, 1990 between ChoiceCare Long Island, ("Contractor") having its principal office at 50 Charles Lindberg Boulevard, Uniondale, New York 11553 and NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. ("Administrator") having its principal office at 48 Harbor Park Drive, Port Washington, New York, 11050.

                                   WITNESSETH

      WHEREAS, the Contractor provides health and welfare benefits to persons and their dependents ("eligible participants") eligible to receive them and is desirous of including a prescription drug program ("Program") as part of such benefits; and

      WHEREAS, the Administrator is engaged in the business of administering claims for prescription drugs furnished through licensed retail pharmacies ("participating pharmacies");

      NOW, THEREFORE the parties hereby agree as follows:

      (1)   Administrator   shall  enter  into  agreements  with   participating
pharmacies to fill prescriptions of the Fund's eligible participants in accordance with the terms and conditions herein provided.


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      (2)  Administrator  shall  supervise  the operation of the program for the benefit of such eligible participants.

      (3) From time to time the Contractor will provide Administrator with a list of eligible participants.

      (4) Within seven (7) working days after receipt of the list of eligible participants, the Administrator shall issue an Identification Card to each eligible participant.

      (5) Prescriptions covered under the Program must be provided by a licensed physician, dentist, podiatrist or other person licensed under law to prescribe drugs and must fall into one of the categories set forth in Addendum I.

      (6) Administrator shall pay the participating pharmacies for each prescription dispensed hereunder. The Contractor shall determine the professional fee and reimbursement schedule to be paid to participating pharmacies. Said schedule shall be set forth in Addendum I. Administrator shall pay the participating pharmacies when it has received payment of invoices from Contractor on a bi-monthly basis.

      (7) The Administrator will review all Prescriptions to confirm that they meet the eligibility requirements described in Addendum I.

      (8) The term of this Agreement shall be from March 15, 1990 to March 31, 1991.


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      Unless   otherwise  agreed  by  the  parties  at  the  time  of  any  such termination, this Agreement shall continue to be operative for consecutive one year periods with respect to obligations incurred hereunder prior to the date of termination. When a termination date is agreed upon, the Administrator will have the right to process all claims filled by members under the program up to that
termination   date  and  submitted  for  payment  within  six  (6)  months  from termination of this Agreement.

      (9) The Administrator shall deliver to the Contractor at regular intervals, a schedule ("Schedule") of prescriptions processed and funds disbursed by the Administrator. All necessary documentation will be provided to the Contractor. The Contractor agrees to reimburse the Administrator within Ten
(10) days on receipt of Administrator's invoice.

      (10) The Contractor shall have the right on reasonable notice to the Administrator and during normal business hours, to inspect the Administrator's books and records to substantiate payments made to the Administrator on behalf of the Contractor. In the event that such inspection discloses an error in invoicing or payment, a prompt settlement of differences shall be made. The costs of such inspection shall be borne by the Contractor.

      (11)  The   Administrator   will  assist  in  the  design  of  all  forms,
Identification  Cards,  and  instructional  information,   and  will  provide  a
reasonable supply to the Contractor without charge.


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      (12) All notices hereunder shall be in writing and shall be deemed to have duly given if delivered or mailed first class, postage prepaid, registered or certified mail, return receipt requested to the parties at their addresses set forth at the beginning of this Agreement or at such other addresses as the parties may specify by notice delivered in accordance with this paragraph.

      (13) This Agreement is being executed and delivered, and is to be performed in the State of New York and shall be enforced in accordance with the law of such State.

      (14) This Agreement and its addendums constitutes the entire agreement between the parties pertaining to the subject matter hereof and can be changed only by a writing executed by both of the parties.

      IT WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                          BY Lloyd [Illegible]
                                             -----------------------------------

                                          TITLE Assistant Secretary/Treasurer
                                                --------------------------------

                                          NATIONAL MEDICAL HEALTH CARD
                                          SYSTEMS, INC.

                                          BY Charles V. Donovan
                                             -----------------------------------

                                          TITLE President
                                                --------------------------------


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                          ADDENDUM I - Plan Parameters

1. Prescriptions covered under this Program must be provided by a licensed physician, dentist, podiatrist or other person licensed under law to prescribe drugs and must fall into one of the following:

      (a) Drugs which by law can only be obtained by prescription and subject to the legend, "Caution, Federal Law Prohibits Dispensing without a Prescription". (Except vitamins and dietary supplements.)

      (b) Prescription drugs requiring compounding.

      (c) Insulin with dosage indicated, and, which must be dispensed only in a licensed pharmacy or out-patient hospital pharmacy in the United States.

2. The following shall not be covered under the Program:

      (a) Non-legend patent or proprietary medicine or medication except insulin, not requiring a prescription (i.e., over the-counter drugs, vitamins).

      (b) cosmetics, dietary supplements and health or beauty aides not requiring a prescription.

      (c) Drugs to hospital in-patients.

      (d) Drugs covered by claims made under workers compensation insurance.


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3.  Prescriptions  filled  under the  Program  shall not  exceed  the  larger of thirty-four (34) day supply or one hundred (100) unit doses whichever is greater. Refills will be permitted as per law when indicated on the original prescription.

4. Administrator shall pay the participating pharmacies for each prescription dispensed hereunder, the prescription cost determined as Average Wholesale Cost for independent pharmacies and Ninety Five (95%) for chain pharmacies plus professional fee. The Contractor shall determine the professional fee paid to participating pharmacies.


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                                ADDENDUM II
                            Administrative Fees

1. For the services listed below to be provided by the Administrator, the Contractor agrees to pay the Administrator the following:

      (a) A service fee of ..59 for each claim processed and paid.

      (b) $.25 per identification card issued.

2. Administrative fees shall be paid upon submission of a Statement of Charges by the Administrator to the Contractor on a twice monthly basis.

                                  - SERVICES -

-     Production of Identification Cards.
- A computerized bi-monthly claims report with each invoice which list all claims for the prior two week period.
-     Computerized quarterly drug usage reports.
-     Card recovery letter program for terminated members.
-     Toll free WATS service throughout the United States.
-     All standard forms needed for the effective operation of the program.
- Handling and postage expense for checks to pharmacies and members with explanation.


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-     Computer generated alphabetical membership listing as required.
-     Pharmacy directories as required.
-     Reports - Exhibit I
-     Monthly Customer Accounting Tape
-     I.D. card mailing to "eligible participants" other than postage
- Notification and explanation of benefits to members as approved by Contractor.
-     Audits of pharmacies.
-     Hot stamping clients logos on I.D. cards - one color.
- Provide electronic access via modem to "eligible participants" data files and to update eligibility.

Additional Services - billed at actual cost

-     Postage for mailing cards directly to members.
-     Custom designed reports.
-     Hot stamping more than one color.


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